UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2020

INHIBRX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39452	82-4257312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11025 N. Torrey Pines Road, Suite 200
La Jolla, CA 92037
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (858) 795-4220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01    Regulation FD Disclosure.
On November 11, 2020, Inhibrx issued a press release and held a conference call and webcast announcing updated results from a Phase 1 clinical study evaluating the efficacy and safety of INBRX-109 in patients with Chondrosarcoma. These data will be presented at the Annual Connective Tissue Oncology Society ("CTOS") Conference on November 20, 2020.

The full text of the Company's press release regarding these announcements is filed as Exhibit 99.1 to this Current Report on Form 8-K. Additionally and as mentioned in the press release, the Company posted an updated copy of its corporate slide presentation to the “Investors” tab of its website at www.inhibrx.com. These slides are also attached to this Current Report on Form 8-K as Exhibit 99.2. The Company from time to time presents and/or distributes to the investment community at various industry and other conferences slide presentations to provide updates and summaries of its business. It undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.2.

The information in this Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Inhibrx, Inc. on November 11, 2020
99.2	Corporate presentation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2020
INHIBRX, INC.

	By:	/s/ Kelly Deck
	Name:	Kelly Deck
	Title:	Chief Financial Officer